                                                                       Exhibit 5

THIS WARRANT AND THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

          THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
             EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER
                    SET FORTH IN SECTION 5 OF THIS WARRANT
                    --------------------------------------

Warrant No.   ________                               Number of Shares:__________
                                                     (subject to adjustment)

Date of Issuance: ________  ____, ___

                                JAY JACOBS, INC.
                                ----------------

                                    Form of

                         Common Stock Purchase Warrant
                         -----------------------------

     Jay Jacobs, Inc., a Washington corporation (the "Company"), for value received, hereby certifies that [recipient], or his, her or its registered
                                -----------
assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date of this Warrant and on or before the Termination Date (as defined in Section 15 hereof) of this Warrant (the "Exercise Period"), that number of shares (the "Warrant Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") as set forth in Section 2.a. hereof, and at an exercise price per share set forth in
Section 1. Capitalized words not defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated as of February __, 1999.

1.  Exercise Price.
    --------------

     The exercise price at which this Warrant may be exercised shall be equal to [$0.15 per share][$ _______ per share of Common Stock, which is equal to the average Fair Market Value (as defined below) for the 15 trading days prior to the Date of Issuance (the "Exercise Price")]. Upon a Change of Control or Redemption Event (as defined in the Statement of rights and Preferences of Series D Preferred Stock), the Exercise Price shall be reduced to $.01 and shall remain as the Exercise Price throughout the Exercise Period.

2.  Exercise of Warrant.
    -------------------

     a.   Number of Shares for Which Warrant is Exercisable.  This Warrant shall
          -------------------------------------------------
          initially be exercisable to purchase [_________] shares of Common Stock. The number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment as set forth in Section 3 hereof.

     b.   Procedure for Exercise of Warrant.  The Warrant may be exercised in
          ---------------------------------
          whole or in part on any date during the Exercise Period (each an "Exercise Date") by surrendering this Warrant, with the purchase form provided for herein duly executed by the Holder or by the Holder's duly authorized attorney-in-fact, at the principal office of the Company or at such other office or agency in the United States as the Company may designate by notice in writing to the Holder, accompanied by payment (i) in cash, bank cashier's check or certified check payable to the order of the Company, or (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or (iii) by a combination of (i) and (ii), equal to the product of (x) the Exercise Price multiplied by (y) the number of Warrant Shares being purchased.

     c.   Conversion.  In addition to and without limiting the rights of the
          ----------
          Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this subsection 1.c. The Holder may exercise this Conversion Right on any date during the Exercise Period (the "Conversion Date") by surrendering this Warrant as described in subsection 2.b. above, together with a notice of conversion, the form of which is attached hereto as Exhibit II. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any exercise price or any cash or other consideration)
          (x) that number of Warrant Shares equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Conversion Date by (y) the Fair Market Value of one share of Common Stock on the Conversion Date. The value of this Warrant shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares on the Conversion Date from (B) the aggregate Fair Market Value (as defined below) of the Converted Warrant Shares on the Conversion Date.

     Expressed as a formula, the number of Warrant Shares issuable upon such conversion shall be computed as follows:

                    B-A
               X =  ---
                     Y

     Where:    X =  the number of shares of Common Stock that
     may be issued to Holder

               Y =  the Fair Market Value of one share of Common Stock

               A = the aggregate Exercise Price (i.e., Converted Warrant Shares multiplied by the Exercise Price)

               B = the aggregate Fair Market Value (i.e., Converted Warrant Shares multiplied by the Fair Market Value)

     The Fair Market Value per share of Common Stock shall be determined as follows:

          i. If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board, or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Common Stock shall be deemed to be the last reported sale price per share of Common Stock thereon on the Conversion Date; or, if no such price is reported on such date, such price on the next preceding business day; or, if no such price is reported on such date, the average of the mean of the high closing bid and the low closing asked prices for the three preceding business days (provided that if no such price is reported for the three preceding business days, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

          ii. If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the Nasdaq Bulletin Board or another nationally recognized exchange or trading system as of the Conversion Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company). Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Conversion Date, then (A) the Fair Market Value per share of Common Stock shall be the amount next determined by the Board of Directors to represent the fair market value per share of the

               Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), and (B) the exercise of this Warrant pursuant to this subsection 2.c. shall be delayed for a period of up to one month until such determination is made.

     d. Each exercise or conversion of this Warrant shall be deemed to have been effected immediately prior to the close of business on each Exercise Date or Conversion Date. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 2.c. below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

     e. As soon as practicable after the exercise or conversion of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

          i. a certificate or certificates for the number of full Warrant Shares to which such Holder shall be entitled upon such exercise or conversion plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 4 hereof; and

          ii. in case such exercise or conversion is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares delivered to the Holder upon such exercise or conversion plus (b) the number of Warrant Shares (if any) canceled in payment of the Exercise Price or pursuant to the exercise of the Conversion Right.

3.  Adjustments.
    -----------

     a. If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrant Shares purchasable upon the exercise or conversion of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by
          (ii) the Exercise Price in effect immediately after such adjustment.

     b. If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 3.a. above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant if exercised for full in the same manner as that in which the Warrant is actually exercised. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Warrant, such that the provisions set forth in this Section 3 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     c. If at any time while all or any portion of this Warrant remains outstanding the Company (i) sells any shares of Common Stock of the Company at a price per share less than the Exercise Price per share then applicable to this Warrant, or (ii) issues any security convertible into shares of Common Stock of the Company with a conversion price per share less than the Exercise Price per share then applicable to this Warrant, or (iii) issues any option, warrant or other right to purchase shares of Common Stock of the Company at any exercise price per share less than the Exercise Price per share then applicable to this Warrant (except, in each case, pursuant to an employee or director stock option plan or similar compensation plan approved by the Board of Directors); then in any and every such event the Exercise Price per share for this Warrant shall be reduced and shall be equal to such lower sales, conversion or exercise price per share.

     d. When any adjustment is required to be made pursuant to this Section 3, the Company shall promptly mail to the Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or 2(b) above.

4.   Fractional Shares.  The Company shall not be required upon the exercise or
     -----------------
     conversion of this Warrant to issue any fractional shares. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment to the Holder equal to the Fair Market Value per share of Common Stock multiplied by such fraction.

5.   Requirements for Transfer.
     -------------------------

     a. This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

     b. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Act.

     c. Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

6.  No Impairment.  The Company will not, by amendment of its charter or through
    -------------
reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

7.  Liquidating Dividends.  If the Company pays a dividend or makes a
    ---------------------
distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Liquidating Dividend which would have been paid to such Holder if he had been the owner of record of such Warrant Shares immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

8.  Notices of Record Date, etc.  In case:
    ----------------------------

     a. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

     b. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

     c. of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution/ liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

9.   Reservation of Stock.  The Company will at all times reserve and keep
     --------------------
     available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

10.  Exchange of Warrants.  Upon the surrender by the Holder of any Warrant or
     --------------------
     Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11.  Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory
     -----------------------
     to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

12.  Transfers, etc.

     a. The Company will maintain a register containing the names and addresses of the Holders of this Warrant and all comparable Warrants. Any Holder may change his, her or its address as shown on the warrant register by written notice to the Company requesting such change.

     b. Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of
          Exhibit III hereto) at the principal office of the Company.
          -----------

     c. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this
                                   --------  -------
          Warrant
          is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

13.  Mailing of Notices, etc.  All notices and other communications from the
     ------------------------
     Company to the Holder of this Warrant shall be mailed by first-class certified or registered mail, or overnight courier service, postage prepaid, to the address set forth in the Preferred Stock Purchase Agreement. All notices and other communications from the Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail or overnight courier service, postage prepaid, to the Company at its principal office set forth below. The principal office of the Company is as follows:

     Jay Jacobs, Inc.
     1530 Fifth Avenue
     Seattle, Washington 98101

14.  No Rights as Stockholder.  Until the exercise of this Warrant, the Holder
     ------------------------
     of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

15.  Governing Law.  This Warrant will be governed by and construed in
     -------------
     accordance with the laws of the State of Delaware.

16.  Termination.  Unless previously exercised pursuant to the terms of this
     -----------
     Warrant, the right to exercise this Warrant shall expire at 5:00 p.m. (Pacific time) on ______ __, 2004 (the "Termination Date").
     Notwithstanding the foregoing, if on the Termination Date, the Fair Market Value per share of the Common Stock exceeds the Exercise Price per share of the Warrant Shares, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 2.c. hereof, without any further action on behalf of the Registered Holder, immediately prior to the time this Warrant would otherwise expire on the Termination Date pursuant to the preceding sentence.

                                      JAY JACOBS, INC.


                                      By:
                                          --------------------------------------

                                      Title:
                                             -----------------------------------

                                                                       EXHIBIT I
                                                                       ---------


                                 PURCHASE FORM
                                 -------------


To:  Jay Jacobs, Inc.                  Dated:


     The undersigned, pursuant to the provisions set forth in the attached Warrant (No.___), hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $____________, representing the full Exercise Price for such shares at the Exercise Price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

     $__________ in lawful money of the United States, and/or

     the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Warrant Shares (using a Fair Market Value of $________ per share for purposes of this calculation).


                                  Signature:

                                  Address:
                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------

                                                                      EXHIBIT II
                                                                      ----------


                             NOTICE OF CONVERSION
                             --------------------


To:   Jay Jacobs, Inc.               Dated:

     The undersigned hereby elects to convert the attached Warrant into such number of shares of Common Stock of Jay Jacobs, Inc. as is determined pursuant to Section 1(c) of this Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.


                                  Signature:

                                  Address:
                                           ------------------------------------

                                           ------------------------------------

                                           ------------------------------------

                                                                     EXHIBIT III
                                                                     -----------



                                ASSIGNMENT FORM
                                ---------------

     FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee          Address                             No. of Shares
----------------          -------                             -------------



Dated:                   Signature:


Dated:                   Witness: